Exhibit 99.1

The J.G. Wentworth Company® Reports First Quarter 2016 Results
Home Lending's Results Exceed Expectations; First Quarter Closed Mortgage Loans of $568.3 million
Total Receivable Balances Purchased of $203.7 million

RADNOR, Pa. - (BUSINESS WIRE) - May 10, 2016 The J.G. Wentworth Company® (“J.G. Wentworth” or the “Company”) (NYSE: JGW), a diversified financial services company, today reports financial results for the first quarter 2016. “We are pleased with the improvements of business drivers in the quarter compared to the fourth quarter. Our Home Lending business exceeded expectations and we are looking forward to a bright future in the segment as we lay the foundation to scale the business. The Structured Settlement Payments business benefited from the actions taken to improve our cost structure and the marketing and operations initiatives are making an impact,” said Stewart A. Stockdale, Chief Executive Officer, The J.G. Wentworth Company.
The following are highlights from the first quarter:
GAAP First Quarter 2016 Results:

•
Consolidated revenues were $66.6 million, a decrease of $20.2 million from the $86.8 million reported in the first quarter 2015. The decrease was due to a $42.1 million decline in the Structured Settlement Payments segment’s (“Structured Settlements”) revenue that was primarily the result of a decline in realized and unrealized gains on VIE and other finance receivables, long-term debt and derivatives. The decline was partially offset by $21.9 million in revenue generated by the Home Lending segment (“Home Lending”) that we acquired on July 31, 2015.

▪
The Company had $4.4 billion in VIE and other finance receivables, at fair value and $4.0 billion in VIE long-term debt issued by securitization and permanent financing trusts, at fair value as of March 31, 2016.

•
Consolidated net loss was $35.1 million compared to the $5.5 million consolidated net loss in the first quarter 2015. The $29.6 million unfavorable change was principally due to a $38.5 million increase in Structured Settlement's pre-tax loss driven by the $42.1 million decline in the segment's revenue, partially offset by a net $3.6 million reduction in Structured Settlement's operating expenses that have begun to reflect the benefits of our recently implemented cost savings initiatives. Partially offsetting the increase in Structured Settlement's pre-tax loss was Home Lending's $5.5 million in pre-tax income driven by $1.1 billion of locked loan volume and a $3.5 million favorable change in our consolidated provision (benefit) for income taxes.

Adjusted Non-GAAP* First Quarter 2016 Results:

•
Consolidated adjusted total revenues* were $57.1 million, a decrease of $5.3 million from $62.4 million in the first quarter 2015. The decrease was primarily due to a $26.8 million decline in Structured Settlement's Spread Revenue* (i.e., realized & unrealized gains on unsecuritized finance receivables and related derivatives adjusted for the impact of prefundings) resulting from a decrease in Total Receivable Balances (“TRB”) purchases and a combination of changes in cost of funds and purchase yields. Partially offsetting the decline in Structured Settlement's Spread Revenue* was $21.9 million in revenue generated by Home Lending.

▪
Structured Settlement's guaranteed and life contingent structured settlement, annuity and lottery TRB purchases were $203.7 million in the first quarter of 2016, a $50.8 million decrease from $254.5 million in the first quarter of 2015.

▪	Home Lending generated mortgage lock volume of $1,077.1 million and closed loan volume of $568.3 million in the first quarter of 2016.

•
Consolidated Adjusted Net Income (“ANI”)* was a loss of $4.1 million compared to ANI* of $8.2 million in the first quarter 2015. The $12.3 million unfavorable change was due to an $18.2 million decline in Structured Settlement's ANI* that was principally the result of the $26.8 million decline in Spread Revenue*. Partially offsetting the decline in Structured Settlement's ANI* was $5.9 million in ANI* generated by Home Lending.

▪
Consolidated Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA*”) was $8.0 million for the first quarter of 2016 compared to $21.9 million for the first quarter of 2015.

Scott Stevens, J.G. Wentworth’s Chief Financial Officer, said, “We continue to execute on our strategic initiatives including growing the Home Lending business, stabilizing the Structured Settlements segment and maintaining strong fiscal discipline, which contributed to the $5.0 million improvement in 2016's first quarter Adjusted EBITDA over the fourth quarter of 2015.”

Exhibit 99.1

Operating Highlights

•	For the three months ended March 31, 2016, the Company generated Adjusted EBITDA* of $8.0 million and had cash and cash equivalents of $26.5 million as of March 31, 2016.

•
Expense initiatives are on target to realize $25-$30 million of annual savings; Structured Settlements' adjusted total expenses* decreased $9.0 million in the first quarter of 2016 from the first quarter of 2015.

•
In February 2016, we executed a direct asset sale of $161.3 million in discounted TRB purchases based on a discount rate of 5.02% that consisted of two pools. The first pool closed on February 18, 2016, consisted of $91.3 million of discounted TRB purchases and generated net cash proceeds to us of $27.0 million. The second pool closed on April 21, 2016, consisted of $70.0 million of discounted TRB purchases and generated net cash proceeds to us of $21.6 million.

Other News
The Company expects to receive notice from the New York Stock Exchange (“NYSE”) of being below the NYSE’s continued listing standards. The Company is considered below criteria established by NYSE because the Company’s average market capitalization was below $50 million over a consecutive 30 trading-day period, and its stockholders’ equity being reported today was less than $50 million as of March 31, 2016.  The Company intends to remain a listed company and plans to develop and submit a business plan to the NYSE demonstrating how it expects to regain compliance with the NYSE’s continued listing standards. The Company has reviewed the criteria for the NYSE-MKT, and, as an alternative, may also consider transferring its stock listing to the NYSE-MKT if that platform proves to be a better long-term option.
The NYSE notification does not affect the Company’s business operations or its SEC reporting requirements and does not conflict with or cause an event of default under any of the Company’s material debt or other agreements.

* This earnings press release contains non-GAAP measures, which as calculated by the Company are not necessarily comparable to similarly titled measures reported by other companies. Results for the three month period ended March 31, 2016 and 2015, as well as our reconciliation of non-GAAP measures, are included in the accompanying financial information.
About The J.G. Wentworth Company®
The J.G. Wentworth Company is a diversified financial services company that specializes in providing solutions to consumers in need of cash. Our direct-to-consumer businesses use the internet, television, direct mailing, and other channels to offer a variety of solutions including structured settlement payment purchasing, mortgage origination (both purchase and refinancing), prepaid cards, and access to personal lending. We warehouse, securitize, sell or otherwise finance the financial assets that we purchase in transactions that are structured to ultimately generate cash proceeds to us that exceed the purchase price we paid for those assets. For more information about The J.G. Wentworth Company, visit www.jgw.com or use the contact information provided below.
Conference Call and Webcast
Management will host a webcast to discuss the first quarter 2016 financial results today, May 10, 2016, at 10:00 AM Eastern time. The webcast will include remarks from J.G. Wentworth’s Chief Executive Officer, Stewart Stockdale, and Executive Vice President & Chief Financial Officer, Scott Stevens.
This call will be accompanied by a presentation and will be available via a webcast of the conference call live on the Investor Relations section of the Company’s website listed below.
The J.G. Wentworth Company® First Quarter 2016 Webcast.
Interested parties unable to access the conference call and view the presentation via the webcast through this link: The J.G. Wentworth Company® First Quarter 2016 Webcast, may dial the Participant conference number: (877) 648-7976, Conference ID: 98405380.
A playback will be available through Tuesday, May 17th, 2016. To participate, utilize the dial-in information listed below: Playback conference number: (855) 859-2056, Conference ID: 98405380. The presentation will be posted to the Company’s website after the call.

Exhibit 99.1

Forward-Looking Statements
Certain statements in this press release constitute “forward-looking statements.” All statements, other than statements of historical fact, are forward-looking statements. You can identify such statements because they contain words such as ‘‘plans,’’ ‘‘expects’’ or ‘‘does expect,’’ ‘‘budget,’’ ‘‘forecasts,’’ ‘‘anticipates’’ or ‘‘does not anticipate,’’ ‘‘believes,’’ ‘‘intends,’’ and similar expressions or statements that certain actions, events or results ‘‘may,’’ ‘‘could,’’ ‘‘would,’’ ‘‘might,’’ or ‘‘will,’’ be taken, occur or be achieved. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements.
A number of factors could cause actual results, performance or achievements to differ materially from the results expressed or implied in the forward-looking statements. These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements. Forward-looking statements necessarily involve significant known and unknown risks, assumptions and uncertainties that may cause our actual results, performance and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements.  Consideration should also be given to the areas of risk set forth under the heading “Risk Factors” in our filings with the Securities and Exchange Commission, and as set forth more fully under “Part 1, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, these risks and uncertainties include, among other things:  our ability to execute on our business strategy; our ability to successfully compete in the industries in which we operate; our dependence on the effectiveness of direct response marketing; our ability to retain and attract qualified senior management; any improper use of or failure to protect the personally identifiable information of past, current and prospective customers to which we have access; our ability to upgrade and integrate our operational and financial information systems, maintain uninterrupted access to such systems and adapt to technological changes in the industries in which we operate; our dependence on third parties, including our ability to maintain relationships with such third parties and our potential exposure to liability for the actions of such third parties; damage to our reputation and increased regulation of our industries which could result from unfavorable press reports about our business model; the accuracy of the estimates and assumptions of our financial models; infringement of our trademarks or service marks; our ability to maintain our state licenses or obtain new licenses in new markets; changes in, and our ability to comply with, federal, state and local laws and regulations governing us; our business model being susceptible to litigation; our ability to continue to purchase structured settlement payments and other financial assets; the public disclosure of the identities of structured settlement holders maintained in our proprietary database; our dependence on the opinions of certain credit rating agencies of the credit quality of our securitizations; our ability to complete future securitizations or other financings on favorable terms; the insolvency of a material number of structured settlement issuers; adverse changes in the residential mortgage lending and real estate markets, including any increases in defaults or delinquencies, especially in geographic areas where our loans are concentrated; our ability to grow our loan origination volume, acquire mortgage servicing rights and recapture loans that are refinanced; changes in the guidelines of government-sponsored entities, or GSEs, or any discontinuation of, or significant reduction in, the operation of GSEs; potential misrepresentations by borrowers, counterparties and other third-parties; changes in prevailing interest rates and our ability to mitigate interest rate risk through hedging strategies; our ability to obtain sufficient working capital at attractive rates or obtain sufficient capital to meet the financing requirements of our business; our ability to remain in compliance with the terms of our substantial indebtedness; and our ability to meet the continued listing requirements of the New York Stock Exchange.
Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly revise any forward-looking statements, to report events or to report the occurrence of unanticipated events unless we are required to do so by law.
Contacts:
The J.G. Wentworth Company®
Erik Hartwell, VP, Investor Relations
866-386-3853
investor@jgwentworth.com
or
Media Inquiries
The Glover Park Group
Ray Conger
202-292-6961
rconger@gpg.com

Schedule A

The J.G. Wentworth Company
Consolidated Balance Sheets
(Dollars in thousands, except per share data)

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Cash and cash equivalents	$26,465	$57,322
Restricted cash and investments	131,534	136,780
VIE finance receivables, at fair value	4,439,811	4,376,458
Other finance receivables, at fair value	23,263	9,689
VIE finance receivables, net of allowances for losses of $8,759 and $8,659, respectively	95,534	99,874
Other finance receivables, net of allowances for losses of $1,551 and $1,707, respectively	9,450	10,468
Other receivables, net of allowances for losses of $273 and $273, respectively	16,755	16,285
Mortgage loans held for sale, at fair value	187,146	124,508
Mortgage servicing rights, at fair value	30,164	29,287
Premises and equipment, net of accumulated depreciation of $9,219 and $7,961, respectively	5,262	5,674
Intangible assets, net of accumulated amortization of $21,330 and $20,700, respectively	29,799	30,429
Goodwill	8,369	8,369
Marketable securities	79,414	84,994
Deferred tax assets, net	—	2,250
Other assets	78,162	82,577
Total Assets	$5,161,128	$5,074,964

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accrued expenses and accounts payable	$22,902	$21,548
Accrued interest	23,944	22,380
Term loan payable	440,930	440,181
VIE derivative liabilities, at fair value	72,363	66,519
VIE borrowings under revolving credit facilities and other similar borrowings	38,191	48,828
Other borrowings under revolving credit facilities and other similar borrowings	181,526	122,243
VIE long-term debt	198,133	199,363
VIE long-term debt issued by securitization and permanent financing trusts, at fair value	4,016,993	3,928,818
Other liabilities	55,380	65,106
Deferred tax liabilities, net	9,936	18,825
Installment obligations payable	79,414	84,994
Total Liabilities	$5,139,712	$5,018,805

Class A common stock, par value $0.00001 per share; 500,000,000 shares authorized, 16,270,113 issued and 15,728,041 outstanding as of March 31, 2016, 16,076,444 issued and 15,534,372 outstanding as of December 31, 2015.	$—	$—
Class B common stock, par value $0.00001 per share; 500,000,000 shares authorized, 8,715,029 issued and outstanding as of March 31, 2016, 8,908,698 issued and outstanding as of December 31, 2015, respectively.	—	—
Class C common stock, par value $0.00001 per share; 500,000,000 shares authorized, 0 issued and outstanding as of March 31, 2016 and December 31, 2015, respectively.	—	—
Additional paid-in-capital	105,200	104,713
Accumulated deficit	(86,852)	(70,765)
	18,348	33,948
Less: treasury stock at cost, 542,072 shares as of March 31, 2016 and December 31, 2015, respectively.	(2,138)	(2,138)
Total stockholders’ equity, The J.G. Wentworth Company	16,210	31,810
Non-controlling interests	5,206	24,349
Total Stockholders’ Equity	$21,416	$56,159
Total Liabilities and Stockholders’ Equity	$5,161,128	$5,074,964

Schedule B

The J.G. Wentworth Company
Consolidated Statements of Operations - Unaudited
(Dollars in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
REVENUES
Interest income	$53,659	$44,392
Realized and unrealized (losses) gains on VIE and other finance receivables, long-term debt and derivatives	(9,857)	39,739
Realized and unrealized gains on sale of mortgage loans held for sale, net of direct costs	16,656	—
Changes in mortgage servicing rights, net	877	—
Servicing, broker, and other fees	3,469	869
Loan origination fees	1,636	—
Realized and unrealized gains on marketable securities, net	137	1,830
Total Revenues	$66,577	$86,830

EXPENSES
Advertising	$13,975	$15,840
Interest expense	59,500	48,835
Compensation and benefits	18,545	12,798
General and administrative	7,109	4,639
Professional and consulting	3,657	4,438
Debt issuance	3	2,749
Securitization debt maintenance	1,432	1,496
Provision for losses	1,588	1,339
Direct subservicing costs	640	—
Depreciation and amortization	1,302	991
Installment obligations expense, net	515	2,320
Total Expenses	$108,266	$95,445
Loss before income taxes	(41,689)	(8,615)
Benefit for income taxes	(6,639)	(3,155)
Net Loss	$(35,050)	$(5,460)
Less net loss attributable to non-controlling interests	(18,963)	(4,115)
Net loss attributable to The J.G. Wentworth Company	$(16,087)	$(1,345)

	Three Months Ended March 31,
	2016	2015
Weighted average shares of Class A common stock outstanding:
Basic	15,574,746	14,271,842
Diluted	15,574,746	14,271,842
Net loss per share attributable to stockholders of Class A common stock of The J.G. Wentworth Company
Basic	$(1.03)	$(0.09)
Diluted	$(1.03)	$(0.09)

Schedule C

Unaudited

The J.G. Wentworth Company

Reconciliation of Net Loss to Adjusted Net (Loss) Income and Adjusted EBITDA and other Non-GAAP Measures Used in this Release and the Related Presentation

We use the Non-GAAP financial measures of Adjusted Net (Loss) Income (“ANI”) and Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”) as measures of our results from operations. We define ANI as our net (loss) income under U.S. GAAP before non-cash compensation expenses, certain other expenses, provision for or benefit from income taxes, and for our Structured Settlement's segment, amounts related to the consolidation of the securitization and permanent financing trusts we use to finance the segment’s business. We define Adjusted EBITDA as ANI before term loan interest expense, debt issuance costs, broker and legal fees incurred in connection with sale of finance receivables and depreciation and amortization. The Company believes ANI and Adjusted EBITDA are useful to investors and management as measures of our operating performance, as the operations of the associated variable interest entities do not impact the Structured Settlements segment's performance. In addition, the add-backs described above are consistent with adjustments permitted under our term loan agreement.

We also use the non-GAAP measures of total adjusted revenue and adjusted realized & unrealized gains on unsecuritized finance receivables and related derivatives (“Spread Revenue”) as measures of our revenues, which we define as those measures under U.S. GAAP before the amounts related to the consolidation of the securitization and permanent financing trusts we use to finance our Structured Settlements business and adjusted for the impact of prefundings on unsecuritized finance receivables,as applicable. We also use the non-GAAP measure of adjusted total expense, which we define as total expense under U.S. GAAP before non-cash compensation expenses, certain other expenses, provision for or benefit from income taxes, and for our Structured Settlement's segment, amounts related to the consolidation of the securitization and permanent financing trusts we use to finance the segment’s business.We use these measures because we believe they represent useful measures of our revenues and expenses, as the operations of these variable interest entities also do not impact business performance.

We use Adjusted Cash Flow, a Non-GAAP financial measure, as a measure of our cash flows from operations. We define Adjusted Cash Flow as it is presented on the accompanying table. The Company believes Adjusted Cash Flow is useful to investors and management as a measure of cash generated by business operations that can be used to repay debt, invest in future growth or repurchase stock. This metric can also be used to evaluate the Company’s ability to generate cash flow from business operations and the impact that this cash flow has on the Company’s liquidity.

You should not consider ANI, Adjusted EBITDA, Total Adjusted Revenue, Spread Revenue, Total Adjusted Expense, or Adjusted Cash Flow in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Because not all companies use identical calculations, our presentation of ANI, Adjusted EBITDA, Total Adjusted Revenue, Spread Revenue, Total Adjusted Expense and Adjusted Cash Flow may not be comparable to other similarly titled measures of other companies.

A reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) to Adjusted EBITDA, which includes line items for Total Adjusted Revenue, Spread Revenue, and Total Adjusted Expense, for the three months ended March 31, 2016 and 2015, respectively, is provided below. Certain prior period numbers have been reclassified to conform with current period's presentation.

Schedule C

The J.G. Wentworth Company
Consolidated Reconciliation of Net Loss to Adjusted Net (Loss) Income* and Adjusted EBITDA* - Unaudited
(In thousands)

	Three Months Ended March 31,
	2016	2015
Net Loss	$(35,050)	$(5,460)
Adjustments to reflect de-consolidation of securitizations:
Elimination of unrealized gain/loss on finance receivables, long-term debt and derivatives post securitization due to changes in interest rates	34,838	9,129
Elimination of interest income from securitized finance receivables	(49,815)	(39,969)
Interest income on retained interests in finance receivables	5,834	5,166
Servicing income on securitized finance receivables	1,339	1,315
Elimination of interest expense on long-term debt related to securitization and permanent financing trusts	43,036	34,208
Swap termination expense related to securitization entities	3,053	—
Professional fees relating to securitizations	1,432	1,496
Other adjustments:
Share based compensation	307	410
Income tax benefit	(6,639)	(3,155)
Impact of prefunding on unsecuritized finance receivables	(4,253)	2,272
Severance, mergers and acquisitions and other non-routine expenses	1,794	2,834
Adjusted Net (Loss) Income*	$(4,124)	$8,246
Term loan interest expense	10,087	9,957
Debt issuance	3	2,749
Broker and legal fees incurred in connection with sale of finance receivables	714	—
Depreciation and amortization	1,302	991
Adjusted EBITDA*	$7,982	$21,943

*Represents a non-GAAP measure which, as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies.

Schedule D

The J.G. Wentworth Company
Consolidated Reconciliation of Net Loss to ANI* and Adjusted EBITDA* - Unaudited
For the Three Months Ending March 31, 2016
(In thousands)

	GAAP Results	Deconsolidation of Securitizations	Impact of Prefunding on Unsecuritized Finance Receivables	Interest Income on Retained Interests	Share Based Compensation	Income Tax	Severance, Mergers and Acquisitions, and Other Non-Routine Expenses	Reclassification for Installment Obligation Payable	ANI*	Term Loan Interest Expense	Debt Issuance	Broker and Legal Fees Incurred in Connection with Sale of Finance Receivables	Depreciation and Amortization	Adjusted EBITDA*
REVENUES
Interest income	$53,659	$(49,815)	$—	$5,834	$—	$—	$—	$(378)	$9,300	$—	$—	$—	$—	$9,300
Realized and unrealized (losses) gains on VIE and other finance receivables, long-term debt and derivatives	(9,857)	37,891	(4,253)	—	—	—	—	—	23,781	—	—	—	—	23,781
Realized and unrealized gains on sale of mortgage loans held for sale, net of direct costs	16,656	—	—	—	—	—	—	—	16,656	—	—	—	—	16,656
Changes in mortgage servicing rights, net	877	—	—	—	—	—	—	—	877	—	—	—	—	877
Servicing, broker, and other fees	3,469	1,339	—	—	—	—	—	—	4,808	—	—	—	—	4,808
Loan origination fees	1,636	—	—	—	—	—	—	—	1,636	—	—	—	—	1,636
Realized and unrealized gains on marketable securities, net	137	—	—	—	—	—	—	(137)	—	—	—	—	—	—
Total Revenues	$66,577	$(10,585)	$(4,253)	$5,834	$—	$—	$—	$(515)	$57,058	$—	$—	$—	$—	$57,058

EXPENSES
Advertising	$13,975	$—	$—	$—	$—	$—	$—	$—	$13,975	$—	$—	$—	$—	$13,975
Interest expense	59,500	(43,036)	—	—	—	—	(549)	—	15,915	(10,087)	—	—	—	5,828
Compensation and benefits	18,545	—	—	—	(307)	—	(1,245)	—	16,993	—	—	—	—	16,993
General and administrative	7,109	—	—	—	—	—	—	—	7,109	—	—	(639)	—	6,470
Professional and consulting	3,657	—	—	—	—	—	—	—	3,657	—	—	(75)	—	3,582
Debt issuance	3	—	—	—	—	—	—	—	3	—	(3)	—	—	—
Securitization debt maintenance	1,432	(1,432)	—	—	—	—	—	—	—	—	—	—	—	—
Provision for losses	1,588	—	—	—	—	—	—	—	1,588	—	—	—	—	1,588
Direct subservicing costs	640	—	—	—	—	—	—	—	640	—	—	—	—	640
Depreciation and amortization	1,302	—	—	—	—	—	—	—	1,302	—	—	—	(1,302)	—
Installment obligations expense, net	515	—	—	—	—	—	—	(515)	—	—	—	—	—	—
Total Expenses	$108,266	$(44,468)	$—	$—	$(307)	$—	$(1,794)	$(515)	$61,182	$(10,087)	$(3)	$(714)	$(1,302)	$49,076
(Loss) income before income taxes	(41,689)	33,883	(4,253)	5,834	307	—	1,794	—	(4,124)	10,087	3	714	1,302	7,982
Benefit for income taxes	(6,639)	—	—	—	—	6,639	—	—	—	—	—	—	—	—
Net (Loss) Income	$(35,050)	$33,883	$(4,253)	$5,834	$307	$(6,639)	$1,794	$—	$(4,124)	$10,087	$3	$714	$1,302	$7,982

*Represents a non-GAAP measure which, as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Refer to Schedule C for management's discussion on its use of non-GAAP measures.

Schedule E

The J.G. Wentworth Company
Structured Settlement Payments Segment Reconciliation of Net Loss to ANI* and Adjusted EBITDA* - Unaudited
For the Three Months Ending March 31, 2016
(In thousands)

	GAAP Results	Deconsolidation of Securitizations	Impact of Prefunding on Unsecuritized Finance Receivables	Interest Income on Retained Interests	Share Based Compensation	Income Tax	Severance, Mergers and Acquisitions, and Other Non-Routine Expenses	Reclassification for Installment Obligation Payable	ANI*	Term Loan Interest Expense	Debt Issuance	Broker and Legal Fees Incurred in Connection with Sale of Finance Receivables	Depreciation and Amortization	Adjusted EBITDA*
REVENUES
Interest income	$53,002	$(49,815)	$—	$5,834	$—	$—	$—	$(378)	$8,643	$—	$—	$—	$—	$8,643
Realized and unrealized (losses) gains on VIE and other finance receivables, long-term debt and derivatives	(9,857)	37,891	(4,253)	—	—	—	—	—	23,781	—	—	—	—	23,781
Servicing, broker, and other fees	1,417	1,339	—	—	—	—	—	—	2,756	—	—	—	—	2,756
Realized and unrealized gains on marketable securities, net	137	—	—	—	—	—	—	(137)	—	—	—	—	—	—
Total Revenues	$44,699	$(10,585)	$(4,253)	$5,834	$—	$—	$—	$(515)	$35,180	$—	$—	$—	$—	$35,180

EXPENSES
Advertising	$12,033	$—	$—	$—	$—	$—	$—	$—	$12,033	$—	$—	$—	$—	$12,033
Interest expense	58,375	(43,036)	—	—	—	—	(549)	—	14,790	(10,087)	—	—	—	4,703
Compensation and benefits	9,197	—	—	—	(307)	—	(865)	—	8,025	—	—	—	—	8,025
General and administrative	5,345	—	—	—	—	—	—	—	5,345	—	—	(639)	—	4,706
Professional and consulting	3,187	—	—	—	—	—	—	—	3,187	—	—	(75)	—	3,112
Debt issuance	3	—	—	—	—	—	—	—	3	—	(3)	—	—	—
Securitization debt maintenance	1,432	(1,432)	—	—	—	—	—	—	—	—	—	—	—	—
Provision for losses	897	—	—	—	—	—	—	—	897	—	—	—	—	897
Depreciation and amortization	876	—	—	—	—	—	—	—	876	—	—	—	(876)	—
Installment obligations expense, net	515	—	—	—	—	—	—	(515)	—	—	—	—	—	—
Total Expenses	$91,860	$(44,468)	$—	$—	$(307)	$—	$(1,414)	$(515)	$45,156	$(10,087)	$(3)	$(714)	$(876)	$33,476
Loss before income taxes	(47,161)	33,883	(4,253)	5,834	307	—	1,414	—	(9,976)	10,087	3	714	876	1,704
Benefit for income taxes	(6,639)	—	—	—	—	6,639	—	—	—	—	—	—	—	—
Net (Loss) Income	$(40,522)	$33,883	$(4,253)	$5,834	$307	$(6,639)	$1,414	$—	$(9,976)	$10,087	$3	$714	$876	$1,704

*Represents a non-GAAP measure which, as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Refer to Schedule C for management's discussion on its use of non-GAAP measures.

Schedule F

The J.G. Wentworth Company
Home Lending Segment Reconciliation of Net Income to ANI* and Adjusted EBITDA* - Unaudited
For the Three Months Ending March 31, 2016
(In thousands)

	GAAP Results	Severance, Mergers and Acquisitions, and Other Non-Routine Expenses	ANI*	Depreciation and Amortization	Adjusted EBITDA*
REVENUES
Interest income	$657	$—	$657	$—	$657
Realized and unrealized gains on sale of mortgage loans held for sale, net of direct costs	16,656	—	16,656	—	16,656
Changes in mortgage servicing rights, net	877	—	877	—	877
Servicing, broker, and other fees	2,052	—	2,052	—	2,052
Loan origination fees	1,636	—	1,636	—	1,636
Total Revenues	$21,878	$—	$21,878	$—	$21,878

EXPENSES
Advertising	$1,942	$—	$1,942	$—	$1,942
Interest expense	1,125	—	1,125	—	1,125
Compensation and benefits	9,348	(380)	8,968	—	8,968
General and administrative	1,764	—	1,764	—	1,764
Professional and consulting	470	—	470	—	470
Provision for losses	691	—	691	—	691
Direct subservicing costs	640	—	640	—	640
Depreciation and amortization	426	—	426	(426)	—
Total Expenses	$16,406	$(380)	$16,026	$(426)	$15,600
Income before income taxes	5,472	380	5,852	426	6,278
Provision for income taxes	—	—	—	—	—
Net Income	$5,472	$380	$5,852	$426	$6,278

*Represents a non-GAAP measure which, as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Refer to Schedule C for management's discussion on its use of non-GAAP measures.

Schedule G

The J.G. Wentworth Company
Consolidated Reconciliation of Net Loss to ANI* and Adjusted EBITDA* - Unaudited
For the Three Months Ending March 31, 2015
(In thousands)

	GAAP Results	Deconsolidation of Securitizations	Impact of Prefunding on Unsecuritized Finance Receivables	Interest Income on Retained Interests	Share Based Compensation	Income Tax	Severance, Mergers and Acquisitions, and Other Non-Routine Expenses	Reclassification for Installment Obligation Payable	ANI*	Term Loan Interest Expense	Debt Issuance	Depreciation and Amortization	Adjusted EBITDA*

REVENUES
Interest income	$44,392	$(39,969)	$—	$5,166	$—	$—	$—	$(490)	$9,099	$—	$—	$—	$9,099
Realized and unrealized (losses) gains on VIE and other finance receivables, long-term debt and derivatives	39,739	9,129	2,272	—	—	—	—	—	51,140	—	—	—	51,140
Servicing, broker, and other fees	869	1,315	—	—	—	—	—	—	2,184	—	—	—	2,184
Realized and unrealized gains on marketable securities, net	1,830	—	—	—	—	—	—	(1,830)	—	—	—	—	—
Total Revenues	$86,830	$(29,525)	$2,272	$5,166	$—	$—	$—	$(2,320)	$62,423	$—	$—	$—	$62,423

EXPENSES
Advertising	$15,840	$—	$—	$—	$—	$—	$—	$—	$15,840	$—	$—	$—	$15,840
Interest expense	48,835	(34,208)	—	—	—	—	—	—	14,627	(9,957)	—	—	4,670
Compensation and benefits	12,798	—	—	—	(410)	—	(2,237)	—	10,151	—	—	—	10,151
General and administrative	4,639	—	—	—	—	—	(3)	—	4,636	—	—	—	4,636
Professional and consulting	4,438	—	—	—	—	—	(594)	—	3,844	—	—	—	3,844
Debt issuance	2,749	—	—	—	—	—	—	—	2,749	—	(2,749)	—	—
Securitization debt maintenance	1,496	(1,496)	—	—	—	—	—	—	—	—	—	—	—
Provision for losses	1,339	—	—	—	—	—	—	—	1,339	—	—	—	1,339
Direct subservicing costs	—	—	—	—	—	—	—	—	—	—	—	—	—
Depreciation and amortization	991	—	—	—	—	—	—	—	991	—	—	(991)	—
Installment obligations expense, net	2,320	—	—	—	—	—	—	(2,320)	—	—	—	—	—
Total Expenses	$95,445	$(35,704)	$—	$—	$(410)	$—	$(2,834)	$(2,320)	$54,177	$(9,957)	$(2,749)	$(991)	$40,480
(Loss) income before taxes	$(8,615)	$6,179	$2,272	$5,166	$410	$—	$2,834	$—	$8,246	$9,957	$2,749	$991	$21,943
Benefit for income taxes	(3,155)	—	—	—	—	3,155	—	—	—	—	—	—	—
Net (Loss) Income	$(5,460)	$6,179	$2,272	$5,166	$410	$(3,155)	$2,834	$—	$8,246	$9,957	$2,749	$991	$21,943

*Represents a non-GAAP measure which, as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Refer to Schedule C for management's discussion on its use of non-GAAP measures.

Schedule H

The J.G. Wentworth Company
Consolidated Adjusted Cash Flow* of Operations - Unaudited
(In thousands)

	Three Months Ended March 31,
	2016	2015
Purchases of finance receivables	$(71,674)	$(106,993)
Gross proceeds from revolving credit facilites	614,665	89,468
Issuance of VIE long-term debt	2,275	216,955
Repayments of revolving credit facilities	(566,019)	(70,092)
Collections on finance receivables	133,133	128,476
Repayment of long-term debt and derivatives	(86,511)	(84,985)
Net proceeds from sale of finance receivables	91,335	—
Changes in restricted cash and investments	5,246	(6,052)
Loss on swap terminations, net	(4,374)	(275)
Servicing, broker, and other fees	3,469	881
Loan origination fees	1,636	—
Originations and purchases of mortgage loans held for sale	(574,662)	—
Proceeds from sale and principal payments on mortgage loans held for sale	524,130	—
Subtotal	$72,649	$167,383

Advertising	13,975	15,840
Cash paid for interest	59,609	58,322
Compensation and benefits	18,545	12,798
General and administrative	7,109	4,639
Professional and consulting	3,657	4,438
Debt issuance	3	2,749
Securitization debt maintenance	1,432	1,496
Direct subservicing costs	640	—
Subtotal	$104,970	$100,282
Share-based compensation expense included in compensation and benefits	307	410
Adjusted Cash Flow*	$(32,014)	$67,511

*Represents a non-GAAP measure which, as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Refer to Schedule C for management's discussion on its use of non-GAAP measures.

Schedule I

The J.G. Wentworth Company
Reconciliation of Adjusted Cash Flow* to Net (Decrease) Increase in
Cash & Cash Equivalents & End of Period Balances - Unaudited
(In thousands)

	Three Months Ended March 31,
	2016	2015
Adjusted Cash Flow*	$(32,014)	$67,511
Adjustments to reconcile Adjusted Cash Flow* to net (decrease) increase in cash and cash equivalents per Consolidated Statement of Cash Flows
Purchase of Home Lending, net of cash acquired	(7,630)	—
Purchases of premises and equipment, net of sales proceeds	(260)	(905)
Purchases of treasury stock	—	(2,797)
Subtotal	$(7,890)	$(3,702)
Changes in other assets	7,845	388
Changes in other receivables	(470)	2,092
Changes in accrued expenses and accounts payable	1,354	5,353
Changes in other liabilities	(620)	396
Other reconciling items	938	173
Subtotal	$9,047	$8,402
Net (decrease) increase in cash and cash equivalents	(30,857)	72,211
Cash and cash equivalents at beginning of period	57,322	41,648
Cash and cash equivalents at end of period	$26,465	$113,859

Restricted cash and investments at end of period	$131,534	$204,258

*Represents a non-GAAP measure which, as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Refer to Schedule C for management's discussion on its use of non-GAAP measures.

Schedule J

The J.G. Wentworth Company
Consolidated Selected Quarterly Data - Unaudited
(In thousands, except share data)

	Three Months Ended March 31,
	2016	2015
Consolidated
Net Loss	$(35,050)	$(5,460)
Net loss attributable to The J.G. Wentworth Company	$(16,087)	$(1,345)
Adjusted Net (Loss) Income*	$(4,124)	$8,246
Adjusted EBITDA*	$7,982	$21,943

Weighted Average Diluted Shares	15,574,746	14,271,842
All-in Shares (1)*	28,737,655	28,597,051
Diluted EPS	$(1.03)	$(0.09)
ANI EPS (2)*	$(0.14)	$0.29

Structured Settlement Payments Segment
Total Receivables Balance (TRB) Purchases
Guaranteed structured settlements, annuities and lotteries	$166,384	$234,972
Life contingent structured settlements and annuities	37,300	19,499
Pre-settlement fundings	—	6,360
Total TRB Purchases	$203,684	$260,831

Spread Revenue (3)*	$23,781	$50,547
TRB Spread Margin (4)*	11.68%	19.86%

Home Lending Segment
Mortgage Originations:
Locked - Units	3,978	N/A
Locked - Loan Volume	$1,077,097	N/A
Closed - Units	2,064	N/A
Closed - Loan Volume	$568,302	N/A

	As of:
	March 31, 2016	December 31, 2015
	(Dollars in thousands)
Mortgage Servicing:
Loan count - servicing	13,181	12,504
Average loan amount	$239	$238
Average interest rate	3.72%	3.72%
*Represents a non-GAAP measure which, as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Refer to Schedule C for management's discussion on its use of non-GAAP measures.

(1)
Represents the weighted average number of outstanding shares of Class A common stock if all Common Interests in The J.G. Wentworth Company, LLC were exchanged. Calculated as the sum of: (a) the weighted average number of Common Interests outstanding and (b) the impact of dilutive potential common shares.

(2)	ANI EPS is defined as ANI / All-in Shares.

(3)	Spread Revenue is defined as realized & unrealized gains on unsecuritized finance receivables and related derivatives adjusted for the impact of prefundings.

(4)	TRB Spread Margin is defined as Spread Revenue / Guaranteed and life contingent structured settlements, annuities and lotteries.

(5)	N/A - Not applicable